Exhibit a.2

NUVEEN INVESTMENT TRUST

AMENDED ESTABLISHMENT AND DESIGNATION OF CLASSES

WHEREAS, on June 20, 1996, the Trustees of Nuveen Investment Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Sections 1 and 2 of Article IV of the Declaration of Trust dated May 6, 1996 (the “Declaration”), divided the Shares of its series into four classes of shares, Class A Shares, Class B Shares, Class C Shares and Class R Shares, effective as of that date;

WHEREAS, the Trustees of the Trust, on December 1, 2000, further divided unissued Shares of its series into a fifth class of shares, Class D Shares;

WHEREAS, the Trustees of the Trust on May 1, 2008 further divided unissued Shares of its series into a sixth class of shares, Class R3 Shares, and renamed the class of shares known as Class R Shares to Class I Shares;

WHEREAS, the Trustees of the Trust now desire to further divide unissued Shares of its series into a seventh class of shares, Class R6 Shares, effective as of November 14, 2012;

NOW THEREFORE, the Trustees do hereby amend the Trust’s Establishment and Designation of Classes to add such seventh class of shares, as follows:

1. The seven Classes of Shares are designated “Class A Shares,” “Class B Shares,” “Class C Shares,” “Class D Shares,” “Class I Shares,” “Class R3 Shares” and “Class R6 Shares”.

2. Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class I Shares, Class R3 Shares and Class R6 Shares shall be entitled to all the rights and preferences accorded to Shares under the Declaration.

3. The number of Shares of each Class designated hereby shall be unlimited.

4. The purchase price of Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class I Shares, Class R3 Shares and Class R6 Shares, the method of determination of the net asset value of Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class I Shares, Class R3 Shares and Class R6 Shares, the price, terms and manner of redemption of Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class I Shares, Class R3 Shares and Class R6 Shares, any conversion or exchange feature or privilege of the Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class I Shares, Class R3 Shares and Class R6 Shares, and the relative dividend rights of the holders of Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class I Shares, Class R3 Shares and Class R6 Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust’s registration statement under the Securities Act of 1933, as amended (the “Prospectus”).

5. Each of the Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class I Shares, Class R3 Shares and Class R6 Shares shall bear the expenses of payments under any distribution and service agreements entered into by or on behalf of the Trust with respect to that Class, and any other expenses that are properly allocated to such Class in accordance with the Investment Company Act of 1940, or any rule or order issued thereunder and applicable to the Trust (the “1940 Act”).

6. As to any matter on which shareholders are entitled to vote, Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class I Shares, Class R3 Shares and Class R6 Shares of a series shall vote together as a single class; provided however, that notwithstanding the provisions of Section 4 of Article IX of the Declaration to the contrary, (a) as to any matter with respect to which a separate vote of any Class is required by the 1940 Act or is required by a separate agreement applicable to such Class, such requirements as to a separate vote by the Class shall apply, (b) except as required by (a) above, to the extent that a matter affects more than one Class and the interests of two or more Classes in the matter are not materially different, then the Shares of such Classes whose interests in the matter are not materially different shall vote together as a single Class, but to the extent that a matter affects more than one Class and the interests of a Class in the matter are materially different from that of each other Class, then the Shares of such Class shall vote as a separate class; and (c) except as required by (a) above or as otherwise required by the 1940 Act, as to any matter which does not affect the interests of a particular Class, only the holders of Shares of the one or more affected Classes shall be entitled to vote.

7. The designation of Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class I Shares, Class R3 Shares and Class R6 Shares hereby shall not impair the power of the Trustees from time to time to designate additional classes of Shares of the Trust.

8. Subject to the applicable provisions of the 1940 Act, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of any of the Classes designated hereby or redesignate any of the Classes designated hereby without any action or consent of the Shareholders.

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 14th day of November, 2012.

/s/ Robert P. Bremner
John P. Amboian	Robert P. Bremner
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Jack B. Evans	/s/ William C. Hunter
Jack B. Evans,	William C. Hunter,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ David J. Kundert	/s/ William J. Schneider
David J. Kundert	William J. Schneider,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Judith M. Stockdale	/s/ Carole E. Stone
Judith M. Stockdale,	Carole E. Stone,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Virginia L. Stringer	/s/ Terence J. Toth
Virginia L. Stringer	Terence J. Toth,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606